STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 13th day of January, 2006, by and between the investors as listed in Exhibit A (each an "Investor" or "Purchaser" and collectively, the "Investors" or "Purchasers") and CHINA AGRITECH, INC., a Delaware corporation (the "Company").

W I T N E S S E T H:

WHEREAS, the Company desires to sell to the Purchasers and the Purchasers desire to purchase from the Company 4,800,000 shares of Common Stock of the Company, par value $0.001 per share (the "Shares"), in reliance upon Rule 506 of Regulation D under the Securities Act of 1933, as amended (the "Act") and upon the terms, provisions, and conditions and for the consideration hereinafter set forth.

NOW, THEREFORE, for and in consideration of the promises and mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby represent, warrant, covenant, and agree as follows:

DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated below:

"Accredited Investor" means an investor that meets or exceeds the criteria established in Rule 501(a) of Regulation D promulgated under the Act.

"Action" means an action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, provincial, county, local or foreign).

"Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Act.

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Delaware are authorized or required by law or other government action to close.

"Common Stock" means the common shares of the shares capital of the Company, par value $0.001 per share.

"Disclosure Schedules" shall have the meaning ascribed to such term in Section 6.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Liens" means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

"Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

"Regulation S" means Rules 901 through 905 promulgated by the SEC pursuant to the 1933 Act, 17 C.F.R. Sections 230.901-905, as such Rules may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC having substantially the same effect as such Rules.

"Rule 144" means Rule 144 promulgated by the SEC pursuant to the Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

"SEC" means the U.S. Securities and Exchange Commission. "SEC Reports" shall have the meaning ascribed to such term in Section [6.8.] "Subsidiary" means any subsidiary of the Company as set forth on Schedule [6.2].

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC.

"Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

Section 1. Issuance and Sale of Shares.

Based upon the representations, warranties, and covenants and subject to the terms, provisions, and conditions contained in this Agreement and other documents related to this transaction ("Transaction Documents"), the Company agrees to sell, issue and deliver to the Purchasers the Shares, free and clear of all liens, pledges, encumbrances, security interests, and adverse claims, and the Purchasers agree to purchase the Shares from the Company for the consideration hereinafter set forth.

Section 2. Legend.

(a) Shares may only be disposed of in compliance with state and federal securities laws in the United States and other applicable jurisdictions. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company or to an Affiliate of an Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Act.

(b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 2.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

(c) Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 2.1(b)): (i) following a sale or transfer of such Shares pursuant to an effective registration statement (including the Registration Statement, as defined below), or (ii) following a sale or transfer of such Shares pursuant to Rule 144 under the Act as evidenced by an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Act (assuming the transferor is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale under Rule 144(k) and the transferor has provided the Company with an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such Shares are eligible for sale under Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

Section 3. Number of Shares; Purchase Price.

Upon execution hereof, the Purchasers shall purchase, and the Company shall sell, issue and deliver to the Purchasers, 4,800,000 Shares at a purchase price of $2.50 per Share as set forth on Exhibit B hereto, in the total amount of $12,000,000.

Section 4. The Closing.

Upon execution of this Agreement, the Company shall deliver to the Purchasers certificates evidencing the Shares to be purchased by the Purchasers hereunder (the "Closing"). Such certificates shall be issued in the name of Purchasers. Immediately upon Closing and delivery to each of the Purchasers of the foregoing certificates, the Purchasers shall deliver to Securities Transfer Corporation, as the Company's escrow agent (the "Escrow Agent") the aggregate purchase price payable for the Shares acquired by the Purchasers hereunder (the "Purchase Price"). The release of the Purchase Price to the Company shall be effected in accordance with the terms of this Agreement and an escrow agreement to be entered into by and among the Escrow Agent, the parties hereto and such other parties referenced therein.

Section 5. Representations and Warranties of the Purchasers.

Each of the Purchasers acknowledges and understands that the Shares are being acquired for investment in a transaction undertaken in reliance upon the exemption from registration under Rule 506 of Regulation D under the Act. Each Purchasers hereby represents and warrants to the Company that:

(a) The Purchaser is acquiring the Shares solely for investment purposes and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except in accordance with applicable provisions of the Act.

(b) The Purchaser will hold the Shares subject to all of the applicable provisions of the Act, and the Purchaser will not at any time make any sale, transfer, or other disposition of the Shares in contravention of said Act (references herein to the Act shall include the rules and regulations thereunder).

(c) The sale of the Shares to Purchasers is being made without any public solicitation or advertisements.

(d) The Purchaser or beneficial purchaser, if any, for whom the Purchaser is acting as trustee or agent has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document describing the business and affairs of the Company (other than this Agreement), nor has any document been prepared for delivery to, or review by, prospective purchasers in order to assist them in making an investment decision in respect of the Shares.

(e) The representations and warranties set forth in Schedule A - U.S. Accredited Investor Certificate attached hereto are true and correct as at the Closing Date and that the Purchaser is an Accredited Investor and that it undertakes to complete, sign and return Schedule A to the Company.

(f) The Purchaser has been independently advised as to the restrictions with respect to trading in the Purchaser's Shares imposed by applicable securities legislation in the jurisdiction in which it resides, confirms that no representation has been made to it by or on behalf of the Company with respect thereto, acknowledges that it is aware of the characteristics of the Purchaser's Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Purchaser's Shares except in accordance with limited exemptions under applicable securities legislation and regulatory policy.

(g) The Purchaser understands and acknowledges that the Purchaser's Shares have not and may not be registered under the Act, or the securities laws of any state of the United States and that: (i) the sale contemplated hereby is being made in reliance upon the exemption from registration under the Act provided by Section 4(2) thereof and Rule 506 thereunder and exemptions from registration under applicable state securities laws; and (ii) all such sales are being made in transactions not involving any public offering within the meaning of the Act. Accordingly, the Purchaser's Shares will be "restricted securities" within the meaning of the Rule 144, and therefore may not be offered or sold by it without registration under United States federal and state securities laws, except in compliance with the Act.

(h) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchaser's Shares and it is able to bear the economic risk of loss of its entire investment.

(i) The Purchaser has had access to such additional information, if any, concerning the Company as it has considered necessary in connection with an investment in the Purchaser's Shares.

Section 6. Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchasers as follows, it being understood that each reference to the Company hereafter with respect to each such representation and warranty shall pertain to the Company and any direct and indirect subsidiaries:

6.1 Capital Structure. The authorized capital stock of the Company consists of 100 million shares of Common Stock, par value $.001 per share. On the date of Closing (the "Closing Date"), there will be 19,143,615 shares of Common Stock issued and outstanding. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, are specified in the SEC Reports. Except as specified in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

6.2 Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

6.3 Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means any material adverse effect with respect to the Company, taken as a whole, or any change or effect that adversely, or is reasonably expected to adversely, affect the ability of the Company to maintain its current business operations or to consummate the transactions contemplated by this Agreement in any material respect.

6.4 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

6.5 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

6.6 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Act, and (iv) those that have been made or obtained prior to the date of this Agreement.

6.7 Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

6.8 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Disclosure Schedules to this Agreement (if any), the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

6.9 Press Releases. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

6.10 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

6.11 Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares, or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the SEC involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.

6.12 Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

6.13 Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

6.14 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

6.15 Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

6.16 Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

6.17 Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

6.18 Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

6.19 Certain Fees. Except as described in Schedule 6.19, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

6.20 Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties, no registration under the Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form SB-2 promulgated under the Act. Except as disclosed in the SEC Reports, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not been satisfied.

6.21 Listing and Maintenance Requirements. Except as specified in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares contemplated by Transaction Documents.

6.22 Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

6.23 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti--takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Shares and the Investors' ownership of the Shares.

6.24 No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

6.25 Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 6A. Covenants of the Majority Shareholder.

The majority shareholder of the Company, Mr. Chang Yu ("Chang Yu") hereby agrees to each Purchasers as follows:

6A.1 Make Good Shares. In the event the consolidated financial statements of the Company reflect less than $7 million of After-Tax Net Income for the fiscal year ending December 31, 2006 (the "First Guaranteed NI"), Chang Yu agrees to transfer to the Purchasers on a pro rata basis for no purchase price that certain number of shares of the Company's Common Stock which represent 5% of the total Common Stock that Chang Yu owns directly or indirectly (the "5% Make Good Shares") as of August 30, 2005, i.e., 544,096 shares of the Company's Common Stock. In the event the consolidated financial statements of the Company reflect between $7 million and $7.5 million of After-Tax Net Income for the fiscal year ending December 31, 2006 (the "Second Guaranteed NI"), Chang Yu agrees to transfer to the Purchasers on a pro rata basis for no purchase price that certain number of shares of the Company's Common Stock which represent 2.5% of the total Common Stock that Chang Yu owns directly or indirectly as of August 30, 2005 (the "2.5% Make Good Shares"), i.e., 272,048 shares of the Company's Common Stock. In the event the consolidated financial statements of the Company reflect greater than $7.5 million of After-Tax Net Income for the fiscal year ending December 31, 2006, no transfer shall be required by Chang Yu to the Purchasers under this Section. Nonrecurring expenses of the Company shall not be deducted from After-Tax Net Income for the purposes of calculating the First Guaranteed NI or the Second Guaranteed NI. Any such transfer of the 5% Make Good Shares or the 2.5% Make Good Shares under this Section shall be made within 10 business days after the date which the 2006 audit report for the Company is filed with the SEC.

Section 7. Registration Rights.

7.1 Registration by the Company.

(a) Mandatory Registration. As promptly as practicable (but in no event later than 30 days) after the closing date of this Agreement, the Company shall file a registration statement or an amendment to a registration statement already filed but not yet declared effective by the SEC (such registration statement or any such amendment, the "Registration Statement"), with the SEC under the Act to register the Shares.

(b) Registration Statement Form. Registrations under this Section7.1 shall be on such appropriate registration form of the SEC as shall be reasonably selected by the Company and approved by each Purchaser, which approval shall not be unreasonably withheld. The Company shall provide drafts of the Registration Statement proposed to be filed by it to the Purchaser in advance of the filing thereof and provide the Purchaser with a reasonable amount of time to review and comment on the same prior to its filing.

(c) Effective Registration Statement. A registration required pursuant to this Section 7.1 shall not be deemed to have been effected unless the Registration Statement has been declared effective by the SEC and has remained effective until the earlier of (i) the second anniversary of the declaration of its effectiveness by the SEC or (ii) such time as all of the Shares have been disposed of in accordance with the intended methods of disposition by each Purchaser set forth in such Registration Statement (unless the failure to so dispose of such Shares shall be caused solely by reason of a failure on the part of the Purchaser) and in compliance with the provisions of the Act with respect to the disposition of all of the Shares covered by such Registration Statement. Such Registration Statement shall not cease to be available and effective as to all shares which is required to cover for more than 20 trading days in any 12-month period.

7.2 Priority Registrations. Notwithstanding anything else set forth herein and subject to the limitations set forth below, the Registration Statement may include, in addition to the Shares, other securities of the Company which are proposed to be sold for the account of the Company or any other stockholders thereof.

7.3 Registration Procedures. The Company shall, as expeditiously as possible:

(a) prepare and file with the SEC the requisite Registration Statement to effect such registration and thereafter use its reasonable best efforts to cause such Registration Statement to be declared effective by the SEC;

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the disposition of all the Shares covered by such Registration Statement until the earlier of the time as all of such Shares have been disposed of in accordance with the intended methods of disposition by the Purchaser set forth in such Registration Statement or the date that the Shares are eligible for resale pursuant to the provisions of Rule 144 under the Act;

(c) furnish such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Act, in conformity with the requirements of the Act, and such other documents, as the Purchaser may reasonably request;

(d) use its reasonable best efforts (i) to register or qualify the Shares under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as Purchaser shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the securities to be sold by the Purchaser, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(e) use its reasonable best efforts to cause all Shares covered by such Registration Statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Purchaser to enable the Purchaser to consummate the disposition of such Shares;

(f) notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Purchaser promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and, if required, make available to its security holders simultaneously with its disclosure to the public, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 promulgated thereunder, and promptly furnish to Purchaser a copy of any amendment or supplement to such Registration Statement or prospectus;

(h) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all the Shares covered by such Registration Statement from and after a date not later than the effective date of such registration; and

(i) use its reasonable best efforts to list the Shares on any national securities exchange on which the shares of the same class covered by such Registration Statement are then listed.

Each Purchaser agrees by acquisition of the Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (f) of this Section 7.3, such holder will forthwith discontinue such disposition of the Shares pursuant to the Registration Statement until Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (f) of this Section 7.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to the Shares current at the time of receipt of such notice.

Section 8. Event of Force Majeure.

(a) For the purpose of Section 8, "Force Majeure" shall mean all events, which were unforeseeable at the time this Agreement is signed, the occurrence and consequences of which cannot be avoided or overcome, and which arises after this Agreement is signed and prevent total or partial performance by any Party of this Agreement. Such events shall include earthquakes, typhoons, flood, fire, war, failures of international or domestic transportation, acts of government or public agencies, epidemics, civil disturbances, strikes and any other instances which cannot be foreseen, avoided or overcome.

(b) If an event of Force Majeure occurs, a Party's obligations under this Agreement affected by such an event shall be excused, without assuming the liability of breach of this Agreement.

(c) The Party claiming Force Majeure shall promptly inform the other Party in writing and shall furnish within 30 days sufficient evidence of the occurrence and duration of such Force Majeure.

Section 9. Agreements of the Company.

9.1 Securities Laws Disclosure; Publicity. By 9:30 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

9.2 Independent Nature of Investors' Obligations and Rights. The obligations of each investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

9.3 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

9.4 Furnishing of Information. As long as any Investor owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Act within the limitation of the exemptions provided by Rule 144.

9.5 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market in a manner that would require stockholder approval of the sale of the securities to the Investors.

9.6 Indemnification of Investors. The Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

9.7 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

9.8 Listing of Shares. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other trading market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other trading market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a trading market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the trading market.

Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefore, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

9.9 The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Act or other applicable provision of the Act to appropriately amend the list of Selling Stockholders thereunder.

Section 10. Survival of Representations and Warranties.

All representations, warranties, covenants, and agreements contained herein shall not be discharged or dissolved upon, but shall survive the Closing and shall be unaffected by any investigation made by any party at any time.

Section 11. Board Representation.

Upon Closing, the Purchasers shall, collectively, have no right to designate any member of the Company's board of directors.

Section 12. Entirety and Modification.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether oral or written, between the parties hereto relating to such subject matter. No modification, alteration, amendment, or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto.

Section 13. Amendments; Waivers; No Additional Consideration.

No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any transaction document unless the same consideration is also offered to all Investors who then hold Shares.

Section 14. No Third-Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in the Indemnification of Investors section.

Section 15. Execution and Counterparts

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 16. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their successors and permitted assigns, heirs, and personal representatives.

Section 17. Governing Law.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have duly executed this agreement as of the date first written above.

CHINA AGRITECH, INC.

By: /s/ Chang Yu

    Name: Chang Yu

    Title: CEO

WITH RESPECT TO SECTION 6A ONLY MAJORITY SHAREHOLDER:

By: /s/ Chang Yu

Name: Chang Yu

INVESTORS

Ardsley Partners Offshore	By: /s/ Steven Napoli
Fund, Ltd.
Name: Steven Napoli
Title: Partner/Agent

Ardsley Partners Fund II, L.P.	By: /s/ Steven Napoli

Name: Steven Napoli
Title: Partner

Ardsley Partners Institutional	By: /s/ Steven Napoli
Fund, L.P.
Name: Steven Napoli
Title: Partner

Pinnacle China Fund, L.P.	By: /s/ Barry M. Kitt

Name: Barry M. Kitt
Title: Sole Member, Kitt China Management, L.L.C.,
the Manager of Pinnacle China Management, L.L.C.,
the General Partner of Pinnacle China Advisors, L.P.,
the General Partner of Pinnacle China Fund, L.P.

Jayhawk China Fund	By: /s/ Marcey Berges
(Cayman), Ltd.
Name: Marcey Berges
Title: CFO

Renaissance U.S. Growth	By: /s/ Russell Cleveland
Investment Trust PLC
Name: Russell Cleveland
Title: President

RENN Capital Group, Inc., Investment Manager

BFS U.S. Special	By: /s/ Russell Cleveland
Opportunities Trust PLC
Name: Russell Cleveland
Title: President

RENN Capital Group, Inc., Investment Adviser

Gary C. Evans	Signature: /s/ Gary C. Evans

Daniel Conwill IV	Signature: /s/ Daniel Conwill IV

Chet Morrison	Signature: /s/ Chet Morrison

David Kenkel	Signature: /s/ David Kenkel

George Resta	Signature: /s/ George Resta

Bob Jackson	Signature: /s/ Bob Jackson

Tom Matava	Signature: /s/ Tom Matava

Carolyn Prahl	Signature: /s/ Carolyn Prahl

Jim Brown	Signature: /s/ Jim Brown

James Lynch	Signature: /s/ James Lynch

Edwin Young	Signature: /s/ Edwin Young

Mike Studer	Signature: /s/ Mike Studer

John Trescot Jr.	Signature: /s/ John Trescot Jr.

W. W. Gay	Signature: /s/ W. W. Gay

Harold E. Gear	Signature: /s/ Harold E. Gear

Exhibit A

List of the Investors (Purchasers)

1.	Ardsley Partners Offshore Fund, Ltd.
2.	Ardsley Partners Fund II, L.P.
3.	Ardsley Partners Institutional Fund, L.P.
4.	Pinnacle China Fund, L.P.
5.	Jayhawk China Fund (Cayman), Ltd.
6.	Renaissance U.S. Growth Investment Trust PLC
7.	BFS U.S. Special Opportunities Trust PLC
8.	Gary C. Evans
9.	Daniel Conwill IV
10.	Chet Morrison
11.	David Kenkel
12.	George Resta
13.	Bob Jackson
14.	Tom Matava
15.	Carolyn Prahl
16.	James Brown
17.	James Lynch
18.	Edwin Young
19.	Mike Studer
20.	John Trescot Jr.
21.	W. W. Gay
22.	Harold E. Gear

Exhibit B

Table of the Shares Purchased By Purchasers

Purchasers	Purchase Price	Shares Purchased
Ardsley Partners Offshore	$1,587,500	635,000
Fund, Ltd.
Ardsley Partners Fund II, L.P.	$1,187,500	475,000

Ardsley Partners Institutional	$725,000	290,000
Fund, L.P.
Pinnacle China Fund, L.P.	$3,000,000	1,200,000
Jayhawk China Fund	$1,800,000	720,000
(Cayman), Ltd.
Renaissance U.S. Growth	$900,000	360,000
Investment Trust PLC
BFS U.S. Special	$900,000	360,000
Opportunities Trust PLC
Gary C. Evans	$500,000	200,000

Daniel Conwill IV	$250,000	100,000
Chet Morrison	$150,000	60,000
David Kenkel	$100,000	40,000
George Resta	$100,000	40,000
Bob Jackson	$100,000	40,000
Tom Matava	$100,000	40,000
Carolyn Prahl	$100,000	40,000
James Brown	$100,000	40,000
James Lynch	$100,000	40,000
Edwin Young	$100,000	40,000
Mike Studer	$100,000	40,000
John Trescot Jr.	$33,330	13,332
W. W. Gay	$33,335	13,334
Harold E. Gear	$33,335	13,334
TOTAL:	$12,000,000	4,800,000

SCHEDULE A

U.S. ACCREDITED INVESTOR CERTIFICATE

NOTE: The investor should place an "X" in the appropriate box and initial beside the category applicable to it on Schedule "A".

All terms used in this Schedule "A" that are defined in the Agreement have the meanings given them in the Agreement.

The Purchaser covenants, represents and warrants to the Company that:

(a) it is in the United States or a "U.S. person" as defined in Regulation S under United States Securities Act of 1933, as amended (the "Act"), which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person, and any partnership or corporation organized or incorporated under the laws of the United States;

(b) the Purchaser understands and agrees that there may be material tax consequences to the Purchaser of an acquisition or disposition of the Purchaser's Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Purchaser under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such Purchaser's Shares. In particular, no determination has been made whether the Company will be a "passive foreign investment company" ("PFIC") within the meaning of Section 1291 of the United States Internal Revenue Code;

(c) SATISFY ONE OR MORE OF THE CATEGORIES INDICATED BELOW (PLEASE PLACE AN "X" IN THE APPROPRIATE BOXES):

Category 1	a bank as defined in Section 3(a)(2) of the Act whether acting in its individual or fiduciary capacity; or
Category 2	a savings and loan association or other institution as defined in Section 3(a)(5)(A)
of the Act, whether acting in its individual or fiduciary capacity; or
Category 3	a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; or
Category 4	an insurance company as defined in Section 2(1) of the Act; or
Category 5	an investment company registered under the Investment Company Act of 1940; or
Category 6	an business development company as defined in Section 2(a)(48) of the
Investment Company Act of 1940; or
Category 7	a small business investment company licensed by the U.S. Small Business
Administration under Section 301(c) or (d) of the Small Business Investment Act
of 1958; or
Category 8	an employee benefit plan within the meaning of the Employee Retirement Income
Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of United States dollars ("USD.")
$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or
	Category 9	a private business development company as defined in Section 202(a)(22) of the
Investment Advisers Act of 1940; or
	Category 10	an organization described in Section 501(c)(3) of the Internal Revenue Code, a
corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Purchaser's Shares, with total assets in excess of USD. $5,000,000; or
	Category 11	a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of USD. $5,000,000; or
	Category 12	a director, executive officer or general partner of the Company; or
	Category 13	a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds USD. $1,000,000; or
	Category 14	a natural person who had an individual income in excess of USD. $200,000 in each of the two most recent years or joint income with that person's spouse in excess of USD. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or
	Category 15	a trust, with total assets in excess of USD. $5,000,000, not formed for the specific purpose of acquiring the Purchaser's Shares, whose purchase is directed by a sophisticated person as described in Securities and Exchange Commission Rule
506(b)(2)(ii); or
	Category 16	an entity in which all of the equity owners meet one or more of the categories set forth above;

Date:
Duly authorized signatory for Purchaser

(Print name of Purchaser)

Disclosure Schedules

Schedule 6.19

5.15% brokerage commissions of the total amount raised in the amount of $618,000, will be payable by the Company to its financial advisor or consultant, Global Hunter Securities, LLC, with respect to the transactions contemplated by this Agreement.

$252,000 will be payable by the Company to its financial adviser, HFG Investment Advisory Co., Ltd.